EXHIBIT 23


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                         INDEPENDENT AUDITOR'S CONSENT


We consent to the incorporation by reference in Registration Statement Nos. 333-32681 and 333-89839 of Sun Bancorp, Inc. on Forms S-8 of our report dated February 17, 2000, incorporated by reference in this Annual Report on Form 10-K of Sun Bancorp, Inc. for the year ended December 31, 1999.




/s/Deloitte & Touche LLP
DELOITTE & TOUCHE LLP


Philadelphia, Pennsylvania
March 30, 2000